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                                                                  EXHIBIT 23.1A


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the use in this registration statement on Form S-1 and related prospectus of Medsite.com, Inc. of our report dated August 13, 1999, with respect to the financial statements of Total Health Products, Inc. as of December 31, 1998 and December 31, 1997 and for the years then ended.




Edison, New Jersey
February 17, 2000
                                        /s/ Amper, Politziner & Mattia P.A.
                                        -----------------------------------
                                        Amper, Politziner & Mattia P.A.